As  filed  with  the  Securities  and Exchange Commission on July 3, 2002.
                                                            Registration  No___.

--------------------------------------------------------------------------------

                     U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                 Amendment No. 2
                                       to
                                    FORM SB-2
              REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933
             -------------------------------------------------------
                             MARKETCENTRAL.NET  CORP.
             ------------------------------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)

         TEXAS                                                  76-0270330
-------------------------------      ----------------          ----------------
(State  or  other  jurisdiction  of   (Primary Standard         (I.R.S. Employer
incorporation  or  organization)      Industrial                Identification
                                      Classification                Number)
                                      Number)

                             6401  South  Boston  Street
                               Englewood,  CO  80111
                                  720-489-1315
         --------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                       Paul  Taylor,  President  and  Chairman
         6401  South  Boston  Street,  Englewood,  CO,  80111,  720-489-1315
         ---------------------------------------------------------------
    (Name,  address,  including  zip  code, and telephone number, including area code,  of  agent  for  service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018



Approximate  Date  of  Commencement  of  proposed  sale  to  the  public:
  As soon as practicable after the effective date of this registration statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation  Of  Registration  Fee
                     --------------------------------------

                                           Proposed       Proposed
                                           Maximum        Maximum
Title  Of  Each                            Offering       Aggregate   Amount  Of
Class  Of  Securities   Amount  To Be      Price          Offering    Registration
To  Be  Registered      Registered(1)      Per  Share(2)  Price       Fee
====================================================================================
Common stock, par         354,813 shares   $.16          $56,770      $    6
value $.0001 per
share

Common  stock,         6,666,667 shares   $.16          $1,066,667   $  107
par  value  $.0001
per  share  underlying
debentures(3)

Common  stock, par      1,000,000 shares   $.16          $160,000      $  16
value  $.0001,
underlying
warrants(4)

Total                  8,021,480 shares   $.16          $1,283,437    $ 129(5)

===================================================================================


(1) Includes 8,021,480 shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures, issuable upon the conversion of outstanding warrants or currently outstanding. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"). The registration fee is calculated on the basis of the average of the closing bid and ask prices for our common stock as quoted on the Over-the-Counter Bulletin Board on March 15, 2002, $.16.

(3) Amount includes shares of common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures.

(4) These shares of common stock are not outstanding and are issuable upon the exercise of warrants to purchase 500,000 shares of our common stock at an exercise price equal to the lesser of (i) $.057 per share or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to exercise, at any time after January 31, 2002 and before January 31, 2004.

(5)   Previously  paid  by  electronic  transfer.

        The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The purpose of this Amendment No. 2 is to file Exhibit 10.19 Form of Securities Purchase Agreement, which was inadvertently excluded from Amendment No 1.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Englewood and State of Colorado on July 3, 2002.



                           MARKETCENTRAL.NET  CORP.



                            By:  /s/  Paul  R.  Taylor
                                --------------------------
                                Paul  R.  Taylor
                                Chief Executive Officer, Principal Executive Officer and Principal Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, his registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                  TITLE                         DATE


     /s/  Paul  R.  Taylor           Director                    July  3,  2002
     ------------------------
          Paul  R.  Taylor

Exhibit  10.19
                          SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 31, 2002, by and among MarketCentral.net Corp., a Texas corporation, with headquarters located at 6401 South Boston Street, Villa Q205, Englewood, Colorado 80111 (the "Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

WHEREAS:
The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 12% convertible debentures of the Company, in the form attached hereto as Exhibit "A", in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock, $0.0001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants, in the form attached hereto as Exhibit "B", to purchase One Million (1,000,000) shares of Common Stock (the "Warrants");

Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of Warrants as is set forth immediately below its name on the signature pages hereto; and Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

PURCHASE  AND  SALE  OF  DEBENTURES  AND  WARRANTS.
--------------------------------------------------

Purchase  of  Debentures  and Warrants.  On the Closing Date (as defined below),
--------------------------------------
the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of Debentures and number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto.

Form  of  Payment.  On the Closing Date (as defined below), (i) each Buyer shall
-----------------
pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Debentures in the principal amount equal to the Purchase Price and the number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

Closing Date.  Subject to the satisfaction (or written waiver) of the conditions
------------
thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Pacific Standard Time on January 31, 2002 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the parties.

BUYERS'  REPRESENTATIONS AND WARRANTIES.  Each Buyer severally (and not jointly)
---------------------------------------
represents  and  warrants  to  the  Company  solely  as  to  such  Buyer  that:

Investment  Purpose.  As  of  the  date  hereof,  the  Buyer  is  purchasing the
-------------------

Debentures  and  the  shares  of  Common  Stock  issuable  upon conversion of or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Debentures, (ii) as a result of the events described in Sections
1.3 and 1.4(g) of the Debentures and Section 2(c) of the Registration Rights Agreement or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Debentures, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however,
                                                              --------  -------
that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

Accredited  Investor Status.  The Buyer is an "accredited investor" as that term
---------------------------
is  defined  in  Rule  501(a)  of  Regulation  D  (an  "Accredited  Investor").

Reliance  on  Exemptions.  The  Buyer  understands that the Securities are being
------------------------
offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

Information.  The  Buyer and its advisors, if any, have been, and for so long as
-----------
the Debentures and Warrants remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

Governmental  Review.  The  Buyer  understands  that no United States federal or
--------------------
state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

Transfer  or  Re-sale.  The Buyer understands that (i) except as provided in the
---------------------
Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the
1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this
Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the
                  ---- ----
event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of two percent (2%) of the outstanding amount of the Debentures per month plus accrued and unpaid interest on the Debentures, prorated for partial months, in cash or shares at the option of the Buyer
("Standard Liquidated Damages Amount"). If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

Legends.  The  Buyer understands that the Debentures and the Warrants and, until
-------
such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Authorization; Enforcement. This Agreement and the Registration Rights Agreement
--------------------------
have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

Residency.  The  Buyer  is  a resident of the jurisdiction set forth immediately
---------
below  such  Buyer's  name  on  the  signature  pages  hereto.

REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.  The  Company represents and
--------------------------------------------------
warrants  to  each  Buyer  that:

Organization  and  Qualification.  Except  as  set  forth  on Schedule 3(a), the
--------------------------------
Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.
Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

Authorization;  Enforcement.  (i)  The Company has all requisite corporate power
---------------------------
and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Capitalization.  As  of  the  date  hereof,  the authorized capital stock of the
--------------
Company consists of (i) 100,000,000 shares of Common Stock, of which 19,501,328 shares are issued and outstanding, 1,000,000 shares are reserved for issuance pursuant to the Company's stock option plans, 65,000,000 shares are conditionally reserved for issuance pursuant to the Dutchess Equity Line (as defined in Section 4(m) below) and 19,543,860 shares are reserved for issuance upon conversion of the Debentures and the Additional Debentures (as defined in Section 4(l)) and exercise of the Warrants and the Additional Warrants (as defined in Section 4(l)) (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) no shares of preferred stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.
Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and
(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

Issuance  of  Shares.  The  Conversion  Shares  and  Warrant  Shares  are  duly
--------------------
authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

Acknowledgment  of  Dilution.  The  Company  understands  and  acknowledges  the
----------------------------
potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debenture or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

No  Conflicts.  The  execution,  delivery and performance of this Agreement, the
-------------
Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company's knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. To the Company's knowledge, the Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

SEC  Documents; Financial Statements.  The Company has timely filed all reports,
------------------------------------
schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered or made available via the Internet to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

Absence  of  Certain  Changes.  Since  April 1, 2001, there has been no material
-----------------------------
adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

Absence  of Litigation.  There is no action, suit, claim, proceeding, inquiry or
----------------------
investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Patents,  Copyrights,  etc.  The  Company  and  each of its Subsidiaries owns or
--------------------------
possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

No  Materially  Adverse  Contracts,  Etc.  Neither  the  Company  nor any of its
----------------------------------------
Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

Tax  Status.  Except  as set forth on Schedule 3(l), the Company and each of its
-----------
Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

Certain Transactions.  Except as set forth on Schedule 3(m) and except for arm's
--------------------
length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Disclosure.  All information relating to or concerning the Company or any of its
----------
Subsidiaries  set forth in this Agreement and provided to the Buyers pursuant to
Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

Acknowledgment  Regarding  Buyers'  Purchase  of  Securities.  The  Company
------------------------------------------------------------
acknowledges  and  agrees  that  the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any
----------------------
person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. To the Company's knowledge, the issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

No  Brokers.  The Company has taken no action which would give rise to any claim
-----------
by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Permits;  Compliance.  The Company and each of its Subsidiaries is in possession
--------------------
of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2000, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect. Environmental Matters.
----------------------
Except as set forth in Schedule 3(s), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.
Except as set forth in Schedule 3(s), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

Title  to  Property.  The  Company and its Subsidiaries have good and marketable
-------------------
title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.
Insurance.  The  Company and each of its Subsidiaries are insured by insurers of
---------
recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Internal Accounting Controls.  The Company and each of its Subsidiaries maintain
----------------------------
a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Foreign  Corrupt  Practices.  Neither  the Company, nor any of its Subsidiaries,
---------------------------
nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Solvency. The Company (after giving effect to the transactions contemplated by
--------
this  Agreement) is solvent (i.e., its assets have a fair market value in excess
                             ----
of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

No  Investment  Company.  The  Company is not, and upon the issuance and sale of
-----------------------
the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

Breach  of  Representations  and  Warranties  by  the  Company.  If  the Company
---------------------------------------------------------------
materially  breaches  any of the representations or warranties set forth in this
Section 3, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Buyers elect to be paid the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

     4.     COVENANTS.
            ---------

     a.     Best  Efforts.  The  parties shall use their best efforts to satisfy
            -------------
timely  each  of  the conditions described in Section 6 and 7 of this Agreement.

     b.     Form  D;  Blue  Sky  Laws.  The Company agrees to file a Form D with
            -------------------------
respect  to  the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.
     c.     Reporting  Status;  Eligibility  to  Use  Form  S-3,  SB-2  or  Form
            --------------------------------------------------------------------
S-1.  The  Company's  Common Stock is registered under Section 12(g) of the 1934
---
Act. The Company represents and warrants that it meets the requirements for the use of Form S-3 (of if Company is not eligible for the use of Form S-3 as of the Filing Date (as defined in the Registration Rights Agreement), the Company may use the form of registration for which it is eligible at that time) for registration of the sale by the Buyer of the Registrable Securities (as defined in the Registration Rights Agreement). So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company further agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to become eligible, and thereafter to maintain its eligibility, for the use of Form S-3. The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than two (2) business days of the Closing Date, which press release shall be subject to prior review by the Buyers. The Company agrees that such press release shall not disclose the name of the Buyers unless expressly consented to in writing by the Buyers or unless required by applicable law or regulation, and then only to the extent of such requirement.

   d.     Use  of  Proceeds.  The Company shall use the proceeds from the sale
            -----------------
of the Debentures and the Warrants in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries)
     e.     Future  Offerings.  Subject  to  the exceptions described below, the
            -----------------
Company will not, without the prior written consent of a majority-in-interest of the Buyers, not to be unreasonably withheld, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of warrants during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) two hundred seventy (270) days from the Closing Date and (ii) one hundred eighty (180) days from the date the
Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending two (2) years after the end of the Lock-up Period unless it shall have first delivered to each Buyer, at least twenty (20) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the fifteen (15) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of Debentures purchased by it hereunder bears to the aggregate principal amount of Debentures purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning the proposed Future Offering, the Company shall deliver a new notice to each Buyer describing the amended terms and conditions of the proposed Future Offering and each Buyer thereafter shall have an option during the fifteen (15) day period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or (iii) issuances of securities in connection with the Dutchess Equity Line (as defined in Section 4(m) below), provided that such issuances are made in compliance with Section 4(m) below. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the
Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the Stockholders of the Company. In the event that the Company completes a Future Offering on terms more favorable to another investor than the transaction contemplated hereby, the terms of the Debentures and the Warrants will be amended to reflect such more favorable terms.
f.     Expenses.  At  the  Closing,  the  Company  shall  reimburse  Buyers  for
       --------
expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith ("Documents"), including, without limitation, attorneys' and consultants' fees and expenses.
g.     Financial  Information.  If requested by any Buyer, the Company agrees to
       ----------------------
send the following reports to such Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.
h.     Authorization  and Reservation of Shares.  The Company shall at all times
       ----------------------------------------
have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Debentures and exercise of the Warrants without the consent of each Buyer. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount ("Reserved Amount") equal to no less than two (2) times the number that is then actually issuable upon full conversion of the Debentures and Additional Debentures and upon exercise of the Warrants and the Additional Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance ("Authorized and Reserved Shares") is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount. If the Company fails to obtain such shareholder approval within forty-five (45) days following the date on which the number of Authorized and Reserved Shares exceeds the Reserved Amount, the Company shall pay to the Borrower the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. In order to ensure that the Company has authorized a sufficient amount of shares to meet the Reserved Amount at all times, the Company must deliver to the Buyer at the end of every month a list detailing (1) the current amount of shares authorized by the Company and reserved for the Buyer; and (2) amount of shares issuable upon conversion of the Debentures and upon exercise of the Warrants and as payment of interest accrued on the Debentures for one year. If the Company fails to provide such list within ten (10) business days of the end of each month, the Company shall pay the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until the list is delivered. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.
i.     Listing.  The Company shall promptly secure the listing of the Conversion
       -------
Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Debentures or exercise of the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.
j.     Corporate Existence.  So long as a Buyer beneficially owns any Debentures
       -------------------
or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.
k.     No  Integration.  The  Company  shall not make any offers or sales of any
       ---------------
security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.
l.     Subsequent  Investment.  The  Company and the Buyers agree that, upon the
       ----------------------
declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement (the "Effective Date"), the Buyers shall purchase additional debentures ("Additional Debentures") in the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) and additional warrants (the "Additional Warrants") to purchase an aggregate of 500,000 shares of Common Stock, for an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000), with the closing of such purchase to occur within ten (10) business days of the Effective Date; provided, however, that the obligation of
                                       --------  -------
each Buyer to purchase the Additional Debentures and the Additional Warrants is subject to the satisfaction, at or before the closing of such purchase and sale, of the conditions set forth in Section 7; and, provided, further, that (i) there
                                               --------  -------
shall not have been a Material Adverse Effect as of such effective date and (ii) the Company shall have received lock-up agreements with respect to at least sixty percent (60%) of the shares of common stock issued by the Company to certain investors pursuant to Regulation S under the 1933 Act (the "Lock-Up Condition"). The terms of the Additional Debentures and the Additional Warrants shall be identical to the terms of the Debentures and Warrants, as the case may be, to be issued pursuant to this Agreement. The failure of the Company to satisfy the Lock-Up Condition shall in no way affect the Closing with respect to the purchase and sale of the Debentures and the Warrants on the Closing Date.
The Common Stock underlying the Additional Debentures and the Additional Warrants shall be Registrable Securities (as defined in the Registration Rights Agreement) and shall be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement.
m.     Dutchess Equity Line.  The Company hereby represents that it entered into
       --------------------
an equity line of credit agreement on or about December 10, 2001 with Dutchess Private Equities Fund, LP ("Dutchess"), providing for the purchase by Dutchess of up to $10,000,000 of Common Stock of the Company and the registration of such shares of Common Stock under the 1933 Act (the "Dutchess Equity Line"). The Company further represents that it has received the agreement by Dutchess to defer Dutchess's rights under the Dutchess Equity Line, including without limitation the right to purchase shares of Common Stock pursuant to the Dutchess Equity Line and the right to have any shares of Common Stock issued or issuable pursuant to the Dutchess Equity Line registered under the 1933 Act, until such time as (i) the shares of Common Stock issuable upon conversion of the Debentures, the Additional Debentures, the Warrants and the Additional Warrants have been registered under the 1933 Act and (ii) at least eighty-five percent (85%) of the Debentures and Additional Debentures (or the shares of Common Stock issued or issuable pursuant to the conversion thereof) have been sold by the Buyers. The Company hereby covenants and agrees that it will not issue any shares of Common Stock to Dutchess or register any shares of Common Stock on behalf of Dutchess in contravention of the foregoing agreement and will not otherwise take any action inconsistent with the foregoing agreement. The
Company hereby indemnifies the Buyers for any damage or loss incurred by the Buyers as a result of any breach by the Company of this Section 4(m) or any breach  by  Dutchess  of  the  aforementioned  agreement  with  the  Company.
n.     Increase  in  Authorized Shares.  The Company represents that it has duly
       -------------------------------
and validly obtained the approval of its shareholders owning a majority of the Company's issued and outstanding shares of Common Stock to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares (the "Share Increase"). The Company hereby covenants and agrees to promptly take any and all action required under the 1934 Act and the laws of the State of Texas to effect the Share Increase, including without limitation, (i) the filing with the SEC, on or before seven (7) days following the Closing Date (the "Filing Date"), of an Information Statement on Schedule 14C, (ii) the mailing to the Company's shareholders, on or before ten (10) days following the Filing Date, of the Information Statement on Schedule 14C (the "Mailing Date") and (iii) the filing with the Secretary of State of the State of Texas, on or before twenty (20) days after the Mailing Date, of an amendment to the Company's Certificate of Incorporation to effect the Share Increase.
o.     Breach  of  Covenants.  If  the Company breaches any of the covenants set
       ---------------------
forth in this Section 4, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyers the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Buyers elect to be paid the Standard Liquidated Damages Amount in shares, such shares shall be issued at the Conversion Price at the time of payment.
5.     TRANSFER  AGENT  INSTRUCTIONS.  The  Company  shall  issue  irrevocable
       -----------------------------
instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available  remedies,  to  an  injunction  restraining  any  breach and requiring immediate  transfer,  without the necessity of showing economic loss and without any  bond  or  other  security  being  required.
     6.     CONDITIONS  TO  THE COMPANY'S OBLIGATION TO SELL.  The obligation of
            ------------------------------------------------
the Company hereunder to issue and sell the Debentures and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:
     a. The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.
     b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.
c. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.
d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.     CONDITIONS  TO  EACH BUYER'S OBLIGATION TO PURCHASE.  The obligation
            ---------------------------------------------------
of each Buyer hereunder to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:
     a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.
     b.     The  Company  shall  have  delivered  to  such  Buyer  duly executed
Debentures (in such denominations as the Buyer shall request) and Warrants in accordance with Section 1(b) above.
c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.
d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.
e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
     f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.
     g. The Conversion Shares and Warrant Shares shall have been authorized for quotation on the OTCBB and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.
h. The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "D" attached hereto.
i.     The  Buyer  shall  have  received  an  officer's certificate described in
Section  3(c)  above,  dated  as  of  the  Closing  Date.
     8.     GOVERNING  LAW;  MISCELLANEOUS.
            ------------------------------
     a.     Governing  Law.  THIS  AGREEMENT  SHALL BE ENFORCED, GOVERNED BY AND
            --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.
     b.     Counterparts;  Signatures  by  Facsimile.  This  Agreement  may  be
            ----------------------------------------
executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
c.     Headings.  The  headings  of  this  Agreement  are  for  convenience  of
       --------
reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.     Severability.  In  the  event  that  any  provision  of this Agreement is
       ------------
invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
e.     Entire  Agreement;  Amendments.  This  Agreement  and  the  instruments
       ------------------------------
referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
f.     Notices.  Any  notices  required or permitted to be given under the terms
       -------
of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
     If  to  the  Company:

MarketCentral.net  Corp.
6401  South  Boston  Street
Villa  Q205
Englewood,  Colorado  80111
Attention:  Chairman,  President  and  Chief
Executive  Officer
Telephone:  720-489-1315
Facsimile:   720-489-9485
Email:  ptaylor07@earthlink.net

     With  copy  to:

Seth  A.  Farbman,  PC
301  Eastwood  Road
Woodmere,  New  York  11598
Attention:  Seth  A.  Farbman,  Esq.
Telephone:  516-569-6089
Facsimile:  516-569-6084
Email:  zsfarbman@aol.com

If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

With  copy  to:

Ballard  Spahr  Andrews  &  Ingersoll,  LLP
1735  Market  Street
51st  Floor
Philadelphia,  Pennsylvania  19103
Attention:  Gerald  J.  Guarcini,  Esq.
Telephone:  215-864-8625
Facsimile:  215-864-8999
Email:  guarcini@ballardspahr.com

Each  party  shall  provide  notice to the other party of any change in address.

     g.     Successors  and  Assigns.  This  Agreement shall be binding upon and
            ------------------------
inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.
     h.     Third  Party  Beneficiaries.  This  Agreement  is  intended  for the
            ---------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
i.     Survival.  The  representations  and  warranties  of  the Company and the
       --------
agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

j.     Publicity.  The  Company  and  each of the Buyers shall have the right to
       ---------
review a reasonable period of time before issuance of any press releases, SEC, OTCBB or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be
                                    --------  -------
entitled, without the prior approval of each of the Buyers, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

k.     Further Assurances.  Each party shall do and perform, or cause to be done
       ------------------
and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
l.     No  Strict  Construction.  The  language  used  in this Agreement will be
       ------------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
m.     Remedies.  The  Company  acknowledges  that  a  breach  by  it  of  its
       --------
obligations hereunder will cause irreparable harm to the Buyers by vitiating the
       ---
intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


MARKETCENTRAL.NET  CORP.


________________________________
Paul  Taylor
Chairman,  President  and  Chief  Executive  Officer


AJW  PARTNERS,  LLC
By:  SMS  Group,  LLC


______________________________________
Corey  S.  Ribotsky
Manager


RESIDENCE:  Delaware

ADDRESS:     155  First  Street,  Suite  B
Mineola,  New  York  11501
Facsimile:  (516)  739-7115
Telephone:  (516)  739-7110

AGGREGATE  SUBSCRIPTION  AMOUNT:


Aggregate  Principal  Amount  of  Debentures:     $70,000
Number  of  Warrants:     140,000
Aggregate  Purchase  Price:     $70,000

NEW  MILLENNIUM  CAPITAL  PARTNERS  II,  LLC
By:  First  Street  Manager  II,  LLC


______________________________________
Glenn  A.  Arbeitman
Manager


RESIDENCE:  New  York

ADDRESS:     155  First  Street,  Suite  B
Mineola,  New  York  11501
Facsimile:  (516)  739-7115
Telephone:  (516)  739-7110



AGGREGATE  SUBSCRIPTION  AMOUNT:


Aggregate  Principal  Amount  of  Debentures:     $70,000
Number  of  Warrants:     140,000
Aggregate  Purchase  Price:     $70,000

AJW/NEW  MILLENNIUM  OFFSHORE,  LTD.
By:  First  Street  Manager  II,  LLC


______________________________________
Glenn  A.  Arbeitman
Manager


RESIDENCE:         Cayman  Islands

ADDRESS:

AJW/New  Millennium  Offshore,  Ltd.
P.O.  Box  32021  SMB
Grand  Cayman,  Cayman  Island,  B.W.I.

AGGREGATE  SUBSCRIPTION  AMOUNT:


Aggregate  Principal  Amount  of  Debentures:     $75,000
Number  of  Warrants:     150,000
Aggregate  Purchase  Price:     $75,000

PEGASUS  CAPITAL  PARTNERS,  LLC
By:  Pegasus  Manager,  LLC
____________________________________
Glenn  A.  Arbeitman
Manager


RESIDENCE:

ADDRESS:

Pegasus  Capital  Partners,  LLC
155  First  Street,  Suite  B
Mineola,  New  York  11501
Facsimile:     (516)  739-7115
Telephone:     (516)  739-7110


AGGREGATE  SUBSCRIPTION  AMOUNT:


Aggregate  Principal  Amount  of  Debentures:     $35,000
Number  of  Warrants:     70,000
Aggregate  Purchase  Price:     $35,000

Exhibit  A

Form of Stock Purchase Warrant dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit 10.3 to the Company's Form 8K filed with the Commission on February 7, 2002 (File No. 000-25891)

Exhibit  B

Form  of  Secured  Convertible  Debenture  dated  January 31, 2002 AJW Partners,
LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit 10.4 to the Company's Form 8K filed with the Commission on February 7, 2002 (File No. 000-25891)

Exhibit  C

Form of Registration Rights Agreement dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit
10.6 to the Company's Form 8K filed with the Commission on February 7, 2002 (File No. 000-25891)

Exhibit  D


January  31,  2002

AJW  Partners,  LLC
New  Millennium  Capital  Partners  II,  LLC
AJW/New  Millennium  Offshore,  Ltd.
Pegasus  Capital  Partners,  LLC
155  First  Street,  Suite  B
Mineola,  New  York  11501

     Re:     MarketCentral.net  Corp.
             ------------------------
Ladies  and  Gentlemen:
     We have acted as outside counsel to MarketCentral.net Corp., a Texas corporation (the Company), in connection with the Securities Purchase Agreement, dated as of January __, 2002, between you and the Company (the Agreement) and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Agreement, the Registration Rights Agreement, the Debentures, the Warrants, the Security Agreement and the Irrevocable Transfer Agent Instructions are hereinafter referred to collectively as the Transaction Agreements.
     In so acting, we have examined (i) the Transaction Agreements, (ii) the Company's Certificate of Incorporation, as in effect on the date hereof (the Certificate of Incorporation), and (iii) the Company's Bylaws, as in effect on the date hereof (the Bylaws), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below. In rendering the opinions set forth in this opinion letter, we assume the following:

a. the legal capacity of each natural person and the legal existence of all parties to the transactions referred to in the Transaction Documents.

b. the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

c. the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

d. the transactions referred to in the Transaction Documents have been consummated;

e. the genuineness of all signatures and the completeness of each document submitted to us;

f. that the addressees have acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

g. that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law;

h. that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress.

     As to certain questions of fact material to this opinion, we have relied upon statements or certificates of public officials and officers of the Company.
     Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

      The Company and its subsidiaries are corporations duly organized, validly existing, and have all requisite corporate power and authority to conduct their business as presently conducted.

     (i)The Company has the requisite corporate power and authority to enter into and perform the Transaction Agreements, and to issue the Debentures, the Warrants, the Conversion Shares in accordance with the terms of the Debentures, and the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, (ii) the execution and delivery of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, (iii) the Transaction Agreements have been duly executed and delivered by the Company, and (iv) the Transaction Agreements constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors rights and remedies or by other equitable principles of general application and subject to the limitation that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable as a matter of public policy.

     The Conversion Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms and conditions of the Debentures and the Warrants (as applicable) will be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
The terms and conditions of the Debentures are as set forth in the Debentures and the terms and conditions of the Warrants are as set forth in the Warrants. 19,543,860 shares of the Company's Common Stock have been duly reserved to meet the Company's obligations to issue Common Stock upon full conversion of the Debentures and full exercise of the Warrants, assuming the authorized increase of the Company's authorized shares of common stock as required by the shareholder action taken on January 25, 2002

     As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, $0.0001 par value, of which 19,501,328 shares are issued and outstanding, and an aggregate of 84,543,860 shares are reserved for issuance; and (ii) no shares of preferred stock are issued and outstanding. No shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights of the stockholders of the Company pursuant to the Certificate of Incorporation or Bylaws or by statute or pursuant to any agreement by which the Company is bound of which we are aware, and to our knowledge are not subject to any liens or encumbrances. To our knowledge, except as disclosed in Schedule 3(c) to the Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) with the exception of the equity line credit agreement and related agreements entered into on December 10, 2001 in connection with Dutchess Private Equities Fund, LP as disclosed in Section 4(m) of the Securities Purchase Agreement, (a) there are no agreement under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (b) there are no antidilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or the Warrant Shares.

     The Company meets the eligibility requirements for the use of Form SB-2 for the registration of the Conversion Shares and the Warrant Shares.

     Based upon your representations, warranties and covenants set forth in the Agreement, the Securities may be issued to you without registration under the 1933 Act.

     Other than necessary approvals that have been obtained, to the best of our knowledge, no authorization approval or consent of any court, governmental body, regulatory agency, selfregulatory organization or stock exchange or market, or the stockholders of the Company or, to our knowledge, any third party is required to be obtained by the Company for the issuance and sale of the Securities as contemplated by the Transaction Agreements or the consummation of the other transactions contemplated thereby.

     To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or selfregulatory organization pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Transaction Agreements or the Debentures.

     The Company is not in violation of any term of the Articles of Incorporation or Bylaws. The execution, delivery and performance of and compliance with the terms of the Transaction Agreements and the issuance of the Debentures and the Warrants (and the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants), do not violate any provision of the Articles of Incorporation or Bylaws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Transaction Agreements and the issuance of the Debentures and the Warrants (and the Common Stock issuable upon conversion of the Debentures, and upon exercise of the Warrants) have not resulted and will not result in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company pursuant to any contract, agreement, instrument, judgment or decree binding upon the Company which, individually or in the aggregate, would have a Material Adverse Effect.

     The foregoing opinion expressed herein is subject to certain limitations and exceptions as set forth below:

(A) In connection with our opinion with respect to any pending action, suit, claim, formal investigation or formal proceeding pending or, threatened, against or involving the Company or any of its respective properties or assets, we have not undertaken to search the docket of any court or to conduct any other judgement, lien, litigation or similar search.

(B) We are counsel admitted to practice in the State of New York and the State of New Jersey and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     This opinion is furnished pursuant to the request of the addressee hereof and is rendered by us solely for the benefit of the addressee hereof in connection with the Transaction Documents. We are not hereby assuming any professional responsibilities to any other person whatsoever. This opinion may be relied upon only in connection with the Transaction Documents. This opinion may not be used, disseminated, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent. This opinion is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.

Very  truly  yours,


Seth  A.  Farbman,  PC



                                   Schedule 3A
                                   -----------

MarketCentral.net  Corp-Delaware  Corp

FCOM  Inc.-Colorado  Corp

                                   Schedule 3c
                                   -----------

Warrants  Issued-All  3  Year  Warrants

     31,250               32,250  2001-10-17  -  Strike  -  50.10

     300,000              300,000  2001-10-19  -  Strike  S.14

     50,000               50,000-2001-10-23  Strike  50.14

     50,000               50,000  2001  -  10-23  Strike  50.14

     50,000               November  29th  2001  Strike  50.096

     50,000               Dec  7th  2002   Strike  -  50.12
     50,000
                          Dec  10th  2002  Strike -  50.10
     50,000               Jan  07  2002    Strike  -  0.15


     100,000              100,000  Warrants 8 November 2001 -  50.10  Cents
                          100,000 Warrants Thursday  Jan  24th  2002
                          Strike  50.24
     100,000

     100,000
                          100,000  Warrants  Thursday  Jan  24th  2002
                          Strike  50.24
     100,000
                          100,000  Warrants  Thursday,  January  24,  2002
                          Strike  50.24


Convertibles,

Anti-dilution  or  price  adjustments

None

                                   Schedule 3F
                                   -----------

Consent  -  (Dutchess)

                             [Letterhead Dutchess Advisors, Ltd.]


MARKETCENTRAL.NET,  CORP.
6401  South  Boston  Street
Englewood,  CO  80111

Attention:  Paul  Taylor,  Chairman
Re:     MarketCentral.Net  Corp.  (the  "Company")  Sale  of  12%  Debentures to
Investors/Dutchess  Equity  Line

WHEREAS on December 10, 2001 the Company entered into an Equity Line of Credit Agreement ("Equity Line Agreement") and "Registration Rights Agreement" with Dutchess Private Equity Fund, LP ("Dutchess") and

WHEREAS the Company wishes to issue and sell to investors an aggregate of $500,000 of Secured convertible debentures and enter into agreements related thereto including a Secured Convertible Debenture Agreement, Secured Convertible Debentures, Registration Rights Agreement, Security Agreement, Warrant Agreement) in substantially the forms of agreement(s) as emailed to Dutchess on January 29, 2002.

NOW  THEREFORE

          This letter agreement shall serve to confirm that Dutchess hereby acknowledges and defers its rights under the Equity Line Agreement and Registration Rights Agreement so that the Company may enter into the agreements listed above as they relate to the issuance of the Debentures.

Dutchess will waive its registration rights for its commitment shares and/or Equity Line Agreement shares until the shares of common stock underlying the Debenture have been registered in an effective registration statement and 85% of the aggregate original principal amount of the Debentures have been liquidated by the holders.

However, if by the date of February 15, 2002 the company has yet to receive proceeds from the above-mentioned convertible debenture the company will proceed with the Dutchess Equity Line Agreement and file its registration statement within 72 hours.

AGREED  AND  ACCEPTED
_______________________
Name:
Title:
Dutchess  Advisors,  Ltd.
Dutchess  Private  Equities  Fund,  LP

                                   Schedule 3i
                                   -----------

None

                                   Schedule 3I
                                   -----------

None

Schedule  3L

MKCT and consolidated FCOM - Year end Audit being performed by new Auditor - A J Robbins. 10K due - April 1st 2002.

                                   Schedule 3m
                                   -----------

Paul  Taylor  has  a  note  with  the  Company  -  6,000,000  shares  purchased.

                                   Schedule 3s
                                   -----------

None

                                   Schedule 3T
                                   -----------

None

               Schedule  4(d)
               --------------

Use  of  Proceeds  -  As  per  SEC  Form  D
               Salary               -  $215,000
               Acquisition          -  $100,000
               Repayment  of  debt  -  $27,250
               Working  Capital     -  $80,000